EXHIBIT 11

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT RE: COMPUTATION OF LOSS PER SHARE

                                                                                           FOR THE NINE MONTHS
                                                         YEAR ENDED DECEMBER 31,           ENDED SEPTEMBER 30,
                                                     ------------------------------- -------------------------------
                                                           1994            1995            1995            1996
                                                     --------------- --------------- --------------- ---------------
                                                                                       (UNAUDITED)     (UNAUDITED)
LOSS PER SHARE DATA:

Net loss as reported in the financial statements ..  $(2,717,421)    $(5,414,878)    $(3,509,510)    $(3,081,082)
                                                     =============== =============== =============== ===============

Weighted average number of common shares
outstanding .......................................    3,018,610       3,528,536       3,341,116       4,774,326

Common and common  equivalent shares issued in the twelve month period preceding the filing date of the initial public offering as required by SAB No.
83:
 Common stock .....................................      635,447         538,304         635,447         148,102
 Incentive stock options ..........................      282,086         282,086         282,086         282,086
 Non-qualified stock options ......................       42,382          42,382          42,382          42,382
 Warrants .........................................      795,204         795,204         795,204         795,204
                                                     --------------- --------------- --------------- ---------------

Weighted average number of common and common
 equivalent shares outstanding as reported in the
 financial statements .............................    4,773,729       5,186,512       5,096,235       6,042,100
                                                     =============== =============== =============== ===============

Loss per share as reported in the financial
 statements........................................  $     (0.57)    $     (1.04)    $     (0.69)    $     (0.51)
                                                     =============== =============== =============== ===============

SUPPLEMENTAL LOSS PER SHARE DATA:

Net loss as reported in the financial statements  .                  $(5,414,878)                    $(3,081,082)

Interest saved on debt to be retired:
 $222,548 of 15% secured debt .....................                       33,382                          25,087
 $347,250 of 8% convertible debt ..................                       27,780                          20,835
 $35,000 of non-interest debt at 12/31/95 .........                           --                              --
 $120,000 of non-interest debt at 9/30/96 .........                           --                              --
                                                                     ---------------                 ---------------
 $850,000 of 8% debt at 9/30/96 ...................                           --                          10,905
                                                                     ---------------                 ---------------

Adjusted net loss                                                    $(5,353,716)                    $(3,024,305)
                                                                     ===============                 ===============

Weighted average number of common and common
 equivalent shares outstanding as reported in the
 financial statements .............................                    5,186,512                       6,042,100

Shares necessary to pay off debt:
 Total proceeds to retire debt of $604,798 at
  December 31, 1995 and $1,539,798 at September 30,
  1996 divided by the offering price of $4.625 per
  share ...........................................                      130,767                         332,929

Adjusted weighted average number of shares ........
                                                                     ---------------                 ---------------
 outstanding ......................................                    5,317,279                       6,375,029
                                                                     ===============                 ===============

Supplemental loss per share .......................                  $     (1.01)                    $     (0.47)
                                                                     ===============                 ===============
